Exhibit (c)(6)
Board of Directors of Shakespeare Presentation to the Special Committee October 26, 2010 Confidential Presentation

Table of Contents Introduction Positioning and Assessment of Shakespeare Preliminary Valuation Analysis Issues Before the Special Committee ________________________________________________________________________________________ Appendices Leveraged Finance Ownership Profile Special Committee Decision Framework and Go-Shop Overview Comparable Companies

Introduction

Dedicated Project Team Laurence Braham Managing Director Head of Global Electronics (Menlo Park) Senior Sponsorship Global Technology Global Mergers & Acquisitions Richard Hardegree Managing Director Head of Global Electronics M&A (Menlo Park) Marvin Larbi-Yeboa Vice President (Menlo Park) Global Finance Jean-Francois Astier Managing Director Head of Leveraged Finance, Americas (New York) Barclays Capital will bring the most experienced team to this important transaction Brano Perkovich Vice President (Menlo Park) Mike Parker Associate (Menlo Park) Jason Cha Associate (New York) Evan Scibetta Associate (Menlo Park) Shakespeare Laurence Goldberg Managing Director Head of Global Technology Group (New York) Stu Francis Vice Chairman Chairman of Global Technology Group (Menlo Park) Aaron Cheng Analyst (Menlo Park) 1

Team Background Laurence Braham Managing Director Global Head of Electronics 19 years of experience in finance and investment banking Joined Barclays Capital in 2006 Earned M.A. from Oxford University Directly participated in 100+ completed M&A transactions, IPOs, and equity and debt transactions Relevant transactions include Applied Films / AMAT, ASMI / AMAT, Avago, Blackstone / Freescale, Eagle Test / Teradyne, KLA Tencor / ICOS Vision, Mykrolis / Entegris, NPTest / Credence, NXP IPO, Sensata IPO, Shakespeare IPO and Follow On, Veeco / FEI, Wintegra / PMC Sierra Stu Francis Vice Chairman Chairman of Global Technology 32 years of experience in finance and investment banking Joined Barclays Capital in 1991 Earned B.A. from Princeton University and MBA from Stanford Graduate School of Business Directly participated in over 500 transactions Relevant transactions include those involving Amgen, Aruba, Applied Materials, Cisco Systems, eBay, Google, Intel, LSI Logic, Qualcomm, RIMM, Seagate Technology, SunPower, Symantec, Yahoo Richard Hardegree Managing Director Global Head of Electronics M&A 17 years of experience in finance and investment banking Joined Barclays Capital in 2006 Earned A.B. from Dartmouth College and J.D. from Columbia Law School Directly participated in 100+ completed M&A transactions Selected Special Committee Representation: ASE Test, Ikanos, Avant!, NPTest, Vons Relevant transactions include 2Wire / Pace, Applied Films / AMAT, AMD / Mubadala joint venture, AMD DTV Business, Avago Storage Semi Business, Cisco / Starent, Eagle Test / Teradyne, KLA Tencor / ICOS Vision, NSN / Motorola, Wintegra / PMC Sierra Marvin Larbi-Yeboa Vice President Global M&A 5 years of experience in finance and investment banking Joined Barclays Capital in 2005 Earned B.S. from Georgia Institute of Technology and MBA from Stanford Graduate School of Business Directly participated in 19+ completed M&A transactions Relevant transactions include 2Wire / Pace, AMD / Mubadala joint venture, ASE / ASE Test, ATIC / Chartered, Blackstone / Freescale, Cisco / Starent, Cypress / SunPower spin-off, KLA Tencor / ICOS Vision, Wintegra / PMC Sierra ___________________________ Note: All four joined Lehman Brothers prior to Barclays Capital's acquisition. 2

Leading Special Committee advisor Advised on over 85 Special Committee assignments valued at over $150 billion Rigorous internal fairness opinion review process Unimpeached record as a Special Committee advisor Barclays Capital is free of any actual or perceived conflict of interest Leading M&A advisor with #3 ranking in U.S. and #1 ranking in Technology in 2010 Top advisor in sponsor related transactions Deep advisory and special committee experience including many high profile and electronics transactions Outstanding electronics industry and enterprise knowledge and expertise Intimate knowledge of the trends, companies and individuals that drive the industry Very familiar with Shakespeare and parties involved Thorough understanding of potential alternatives available to Shakespeare Advised on many of the largest and most relevant technology and go private transactions Ability to evaluate and negotiate any relevant leveraged finance terms Leading provider of high yield, leveraged loan and securitized financing for LBOs and Recapitalizations Involved in 75% of the recent significant LBOs Unique, dedicated equity capital markets and risk arbitrage team available to provide insight on investor sentiment Why Barclays Capital? Barclays Capital is uniquely qualified to advise the Special Committee Leading Special Committee Expertise ? Committed and Experienced M&A Transaction Execution Team ? Highly Relevant Industry Knowledge ? ? Unique Debt & Equity Market Expertise and Perspectives ? Independent 3

Barclays Capital: A Trusted M&A Advisor

bhpbilliton
has agreed to acquire
PotashCorp
$43.4 billion transaction value
Financial Advisor
Pending

PETROBRAS
has agreed to acquire oil-drilling rights from
Government of Brazil
$42.5 billion transaction value
Sole Financial Advisor
Pending

Northeast Utilities System
has agreed to merge with
NSTAR
$17.5 billion transaction value
Lead Financial Advisor
Pending

The Carlyle Group
TPG
have agreed to acquire
Healthscope
$2.4 billion transaction value
Lead Financial Advisor and Lead Financing Coordinator
Pending

eDF
disposal of UK regulated and non-regulated network activities to
$9.0 billion transaction value
Financial Advisor
Pending

MetLife
has agreed to acquire
Alico
$15.5 billion transaction value
Special Advisor to MetLife Board
Pending

vivendi
has agreed to sell its stake in
NBC UNIVERSAL
$5.8 billion transaction value
Exclusive M&A Advisor
Pending

2010 YTD M&A Rankings

Global M&A			Americas M&A		
Rank	Bank	Value ($B)	Rank	Bank	Value ($B)
1	Goldman Sachs	$291	1	**Barclays Capital**	**$201**
2	JP Morgan	256	2	Goldman Sachs	193
3	Morgan Stanley	246	3	JP Morgan	167
4	**Barclays Capital**	**244**	4	Citi	164
5	Citi	240	5	Morgan Stanley	154
6	Credit Suisse	217	6	Credit Suisse	146
7	Bank of America Merrill	210	7	Deutsche Bank	118
8	UBS	190	8	Bank of America Merrill	118
9	Deustche Bank	168	9	UBS	87
10	Rothschild	168	10	Lazard	72

CenturyLink
has agreed to acquire
Qwest
$22.3 billion transaction value
Financial Advisor
Pending

XTO
has been acquired by
ExxonMobil
$41.0 billion transaction value
Financial Advisor
June 2010

verizon
has divested access lines to
frontier
$8.6 billion transaction value
Financial Advisor
July 2010

SAP
has acquired
SYBASE
$5.8 billion transaction value
Financial Advisor
July 2010

Williams
have contributed pipeline and midstream assets to
Williams Partners L.P.
$13.7 billion transaction value
Financial Advisor
February 2010

kraft foods
has acquired
Cadbury
$22.4 billion transaction value
Financial Advisor
February 2010

Abbott
has acquired the pharmaceutical division of
SOLVAY
€6.6 billion transaction value
Exclusive Financial Advisor
February 2010

Source: Dealogic. Reflects data YTD through 10/25/2010.
Note: Rankings represent M&A completed and any involvement.

BARCLAYS CAPITAL

4

Barclays Capital Has Extensive Experience in Advising Special Committees

The Barclays Capital team has played a leading role in related party transactions that required a Special Committee, having executed over 85 related party transactions with a total value of ~$164 billion

- *July-10* — STAPLES has acquired Corporate Express — *Financial Advisor*
- *Feb-10* — Spectrum Brands has acquired Russell Hobbs — *Special Committee Advisor*
- *Dec-09* — TALBOTS has agreed to acquire BPW Acquisition Corp. — *Special Committee Advisor*
- *Nov-09* — Telefónica has agreed to acquire Alice HanseNet Telekommunikation from Telecom Italia — *Special Committee Advisor*
- *Sept-09* — The Children's Place has issued secondary shares to management — *Sole Bookrunner*
- *Oct-08* — Tercica has been acquired by IPSEN — *Sellside Financial Advisor*
- *May-08* — ASE Test has been privatized by Advanced Semiconductor Engineering, Inc. — *Sellside Financial Advisor*
- *Oct-07* — The Dolan Family has withdrawn it's bid for 100% of CABLEVISION — *Sellside Financial Advisor*
- *Sept-07* — 21st Century Insurance has been acquired by AIG — *Sellside Financial Advisor*
- *Jul-07* — Triad Hospitals, Inc. has been acquired by CHS — *Sellside Financial Advisor*
- *Jul-07* — Winston Sale of 100% of outstanding shares to Inland American Real Estate Trust, Inc. — *Sellside Financial Advisor*
- *Jun-07* — Nielsen//NetRatings Sale of outstanding publicly held shares of NetRatings to VNU — *Sellside Financial Advisor*
- *Feb-07* — VERINT has acquired Witness Systems — *Buyside Financial Advisor*
- *Nov-05* — ENDESA has been privatized by Pemex — *Sellside Financial Advisor*
- *Oct-05* — VRPE has been privatized by Pemex — *Sellside Financial Advisor*
- *Sept-05* — John Q. Hammons Hotels & Resorts has been acquired by an Investor Group — *Sellside Financial Advisor*
- *Jul-05* — terra lycos has been acquired by Telefónica — *Sellside Financial Advisor*
- *May-05* — Siliconix has been acquired by VISHAY — *Sellside Financial Advisor*
- *Dec-04* — COX Enterprises, Inc. has acquired COX Communications — *Buyside Financial Advisor*
- *Jul-04* — CNL Hospitality Properties has merged with CNL Hospitality Corp. — *Financial Advisor*
- *Jul-04* — Hallwood Realty Partners, L.P. has merged with — *Financial Advisor*
- *Apr-04* — Sprint has agreed to a recombination of its PCS shares into FON shares Sprint PCS — *Financial Advisor*
- *Nov-03* — JO-ANN fabrics and crafts has agreed to the reclassification of its dual-class equity structure to a single voting class of stock — *Financial Advisor*
- *Mar-03* — CENDANT has acquired the outstanding publicly held minority interest in AVIS — *Buyside Financial Advisor*

BARCLAYS CAPITAL

5

Dominant Technology Franchise

Barclays Capital has established a leadership position in all 3 major product categories

2010 YTD Global Tech M&A [1]

Bank	Value ($BN)
Barclays Capital	**$25.4**
Morgan Stanley	$25.3
Goldman Sachs	$22.5
JP Morgan	$16.7
Deutsche Bank	$16.6

2010 YTD U.S. Tech Fixed Income [2]

Bank	Volume ($BN)
JP Morgan	$15.3
Barclays Capital	**$12.3**
Citi	$9.3
Goldman Sachs	$8.9
Wells Fargo	$7.0

2010 YTD U.S. Tech Equity Issuance [3]

Bank	Volume ($BN)
Morgan Stanley	$7.1
Goldman Sachs	$4.8
Barclays Capital	**$4.5**
Deutsche Bank	$4.2
JP Morgan	$4.1

Nokia Siemens Networks
has agreed to acquire certain assets of
MOTOROLA
$1.2 billion transaction value
Exclusive Financial Advisor
Pending

QUALCOMM
Acquisition of Broadband Wireless Spectrum in India
$1.1 billion transaction value
Exclusive Financial Advisor
Pending

Microsoft
$4.75 billion
0.875% Notes due 2013
1.625% Notes due 2015
3.000% Notes due 2020
4.500% Notes due 2040
Joint Bookrunner
September 2010

hp
$3.0 billion
FRNs due 2012
1.250% Notes due 2013
2.125% Notes due 2015
Joint Bookrunner
September 2010

skype
$100 million
Initial Public Offering
Joint Bookrunner
Pending

NXP
$476 million
Initial Public Offering
Joint Bookrunner
August 2010

symantec.
has agreed to acquire
VeriSign
(Identity & Authentication Business)
$1.3 billion transaction value
Financial Advisor
August 2010

SAP
has agreed to acquire
SYBASE
$5.8 billion transaction value
Financial Advisor
July 2010

DELL
$1.5 billion
1.400% Notes due 2013
2.300% Notes due 2015
5.400% Notes due 2040
Joint Bookrunner
September 2010

Agilent Technologies
$250 million
3-year Senior Notes
$500 million
6-year Senior Notes
Joint Bookrunner
July 2010

Sensata Technologies
$654 million
Initial Public Offering
Joint Bookrunner
March 2010

AVAGO TECHNOLOGIES
$745 million
Initial Public Offering
$501 million | $304 million
Follow-on Offerings
Joint Bookrunner
Aug 2010 | Jan 2010 | Aug 2009

1. *Source: Thomson Financial. Data as of 10/25/10. League table includes enterprise values on announced and non-cancelled transactions for targets over $100 million only.*
2. *Source: Bloomberg. Data as of 9/20/10. Represents total volume.*
3. *Source: Dealogic. Data as of 10/1/10. Includes all technology equity and equity-linked transactions by U.S. issuers greater than $25mm. Represents total volume.*

BARCLAYS CAPITAL

6

Extensive Knowledge of the Leveraged Finance Markets

Barclays Capital's advisory expertise is complemented by a leading Leveraged Finance practice with extensive knowledge of market terms and evaluating financing proposals (involvement in 75% of the past significant LBOs)

LBOs to Date Since the Return of the Credit Markets

Target	Buyer	Size	BarCap Involvement	Target	Buyer	Size	BarCap Involvement
NBTY	Carlyle	$3.8bn	☑	**BWAY Holding**	Madison Dearborn	$0.9bn	☑
Sonic Wall	Thoma Bravo	$0.7bn	☐	**SkillSoft**	Berkshire / Bain / Advent	$1.1bn	☑
Vertafore	TPG	$1.4bn	☑	**American Tire**	TPG	$1.3bn	☑
Inventiv Health	Thomas H. Lee	$1.2bn	☑	**Dave And Busters**	Oak Hill	$0.6bn	☐
Interactive Data	Silver Lake / Warburg	$3.4bn	☑	**Infogroup**	CCMP	$0.6bn	☐
Iowa Telecom	Windstream	$5.6bn	☑	**Hillman Companies**	Oak Hill	$0.8bn	☑
CKE Restaurants	Apollo	$1.0bn	☐	**Tommy Hilfiger**	PVH	$3.1bn	☑
Sophos	Apax	$0.9bn	☐	**Kettle Foods**	Diamond Foods	$0.6bn	☑
Dyn Corp	Cerberus	$1.5bn	☑	**IMS Health**	TPG / CPP	$5.2bn	☑
Detroit MC	Vanguard	$2.2bn	☑	**TASC Advisory**	GA / KKR	$1.7bn	☑
Michael Foods	GS Capital Partners	$1.8bn	☑	**Birds Eye**	Pinnacle (BX)	$1.3bn	☑
Styron	Bain Capital	$1.6bn	☑	**Datatel**	H&F / JMI	$0.6bn	☐
Transunion	Madison Dearborn	$1.6bn	☐	**Johnson Diversey**	CD&R	$2.6bn	☑
Protection One	GTCR	$0.8bn	☑	**Busch Ent.**	Blackstone	$2.4bn	☑
RCN	ABRY Partners	$1.2bn	☐	**Skype**	SLP / eBay Consortium	$3.0bn	☑
Sedgwick CMS	Stone Point / H&F	$1.1bn	☑	**P&G Pharma**	Warner Chilcott	$3.1bn	☑

BARCLAYS CAPITAL

7

Barclays Capital's Relationship with Shakespeare September 2009 $6 million/$33 million Block Trades March 2005 $125 million Senior Secured Notes Shakespeare January 2007 $175 million Follow-on Offering Shakespeare February 2006 $164 million Initial Public Offering Shakespeare Shakespeare / April 2010 $46 million Block Trade Shakespeare / April 2008 $9 million Block Trade Shakespeare / Barclays Capital has a deep understanding of Shakespeare having been one of a few banks to work with the Company on a variety of financing transactions ___________________________ Note: Barclays Capital transactions before September 2008 were executed by Lehman Brothers prior to Barclays Capital's acquisition. 8

Positioning and Assessment of Shakespeare

Summary Assessment of Shakespeare Shakespeare is demonstrating strong execution in its business strategy Continued leadership in specialty DRAM modules Developed incumbency in high growth DRAM market in Brazil Established leading SSD market position across embedded and defense applications Positioned to capitalize on large Enterprise SSD market opportunity Impressive financial model - profitability and cash flow momentum Although a complex investment thesis for investors to digest 84% of revenues derived from DRAM today Corporate gross margins in mid 20's Brazil market not well followed by investors Complex business mix Businesses exhibit different growth rates Higher margin SSD exposure likely to be offset by lower margin Flash growth in Brazil Investors waiting for new investments to pan out Translates into a discounted market multiple for the company vs. its expected growth rates No clear public benchmarks for the business DRAM revenue scale a likely overhang for Shakespeare's valuation multiple High potential valuation businesses, such as enterprise SSD, likely to be undervalued within Shakespeare given relative scale and lack of financial clarity 9

Shakespeare Has Successfully Diversified Its Business

Addresses both large and stable specialized DRAM market, as well as high growth emerging markets

Specialty DRAM

- High mix/low volume portfolio of 4,000+ highly customizable products
- Specialized DRAM focuses on stable, attractive markets
- Leading edge, specialty products driving solid margins
- Focus on growing networking, telecom and industrial markets
- Successful logistics business leveraging Shakespeare's extensive DRAM knowledge and expertise
- Unique module test offerings provide key differentiator
- Targeting non-PC customers – not a focus for semi companies
- Broad base of tier one customers:

Shakespeare Today



Specialty & Brazil DRAM
(84%)
Storage
(16%)

Growth Initiatives

Brazilian Market

- Large market opportunity
- One of the fastest growing global economies and PC markets
- Government mandated nationwide Broadband / PC deployment plan (Current penetration <25%)
- High barriers to entry to establish operations in Brazil
- Largest IC packaging company in Brazil
- #1 market share (~40%)
- Expanding DRAM capacity and rolling out Flash

Enterprise SSD

- Strong historical presence in large defense and industrial SSD markets
  - Achieved $100mm volume run rate
- Broad IP platform & expertise jump starting push into highly attractive enterprise market
  - Doubling R&D efforts providing competitive advantage
  - Strong Tier 1 OEM momentum and ability to leverage Tier 1 OEM relationships

BARCLAYS CAPITAL

10

Blue Series 0.22 0.025 1.3 0.225 0.19 2 0.35 0.22 3 0.165 0.15 1 0.275 0.025 0.5 0.45 0.04 0.2 Currently served markets exhibit different growth rates, maturity profiles and competitive dynamics Across a Broad Set of Diverse Markets Characterized by Different Growth Rates Shakespeare's $8 billion Market Opportunity ___________________________ Source: Company presentation. Brazil Flash #1 target SSD Enterprise Top 5 target #1 in Brazil DRAM #1 in Specialty Module #1 in Embedded #1 in SSD Defense Gross Margin $1.3bn $2.0bn $3.0bn $500mm $200mm $1bn Denotes $ Market Size 11

Strong Recent Historical Financial Performance

Quarterly Revenue and Q/Q Growth Since IPO


($ in millions)
(%)
$280
$210
$140
$70
$0
40%
20%
0%
-20%
-40%
$188
$197
$237
$239
$186
$166
$175
$164
$168
$161
$141
$109
$92
$100
$123
$160
$201
$219
Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
FY06
FY07
FY08
FY09
FY10

Quarterly EBITDA and Margin Since IPO


($ in millions)
(%)
$40
$30
$20
$10
$0
40%
30%
20%
10%
0%
$17
$17
$23
$23
$22
$17
$20
$19
$13
$11
$10
$10
$5
$10
$15
$28
$30
$33
Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
FY06
FY07
FY08
FY09
FY10

Indexed Stock Price Performance – Since IPO


(Indexed Price)
200%
150%
100%
50%
0%
2/3/2006
4/10/2007
6/13/2008
8/19/2009
10/25/2010
9.58%
-13.82%
-43.20%
Shakespeare
Comparables
NASDAQ

Indexed Stock Price Performance – LTM


(Indexed Price)
220%
180%
140%
100%
60%
10/19/2009
1/19/2010
4/22/2010
7/23/2010
10/25/2010
93.18%
23.48%
15.08%
Shakespeare
Comparables
NASDAQ

Source: Company filings and FactSet.
Note: Fiscal year ends in August. Comparables Index includes Micron, OCZ, Radisys, SanDisk, Spansion and STEC.

BARCLAYS CAPITAL
12

Mixed Historical Performance vs. Expectations Quarterly Revenue Surprises Since IPO Quarterly Earnings Surprises Since IPO Quarter Rev % Surprise Q3 06 0.097 Q4 06 0.001 Q1 07 0.125 Q2 07 0.016 Q3 07 -0.207 Q4 07 0.073 Q1 08 0.02 Q2 08 -0.115 Q3 08 0.103 Q4 08 -0.004 Q1 09 -0.104 Q2 09 -0.121 Q3 09 -0.084 Q4 09 0.272 Q1 10 0.064 Q2 10 0.124 Q3 10 0.114 Q4 10 0.066 Quarter EPS Surprise Q3 06 0.067 Q4 06 0.056 Q1 07 0.087 Q2 07 0.059 Q3 07 -0.005 Q4 07 0.027 Q1 08 0.036 Q2 08 -0.075 Q3 08 -0.184 Q4 08 -0.512 Q1 09 Q2 09 Q3 09 0.5 Q4 09 Q1 10 0.6 Q2 10 0.704 Q3 10 0.444 Q4 10 0.272 ___________________________ Source: Company filings and FactSet. Note: EPS is non-GAAP, excluding stock-based compensation, restructuring charges and other unusual items. Consensus EPS projection of ($0.01) and reported EPS of $0.02. Consensus EPS projection of ($0.01) and reported EPS of $0.03. Consensus EPS projection of ($0.01) and reported EPS of $0.01. $188.5 $197.0 $237.2 $239.1 $186.5 $165.6 $175.0 $164.5 $167.6 $160.7 $140.8 $109.1 $91.6 $99.8 $123.1 $160.1 $201.2 $218.7 $0.19 $0.23 $0.22 $0.22 $0.22 $0.21 $0.18 $0.17 $0.05 $0.02 $0.02 $0.03 ($0.01) $0.00 $0.08 $0.23 $0.26 $0.29 EPS: Rev ($ mm): NM(1) NM(3) NM(2) (20.7%) 13

Shakespeare Comps SOX 2/3/2006 7.9 10 11.1 2/10/2006 7.7 10.2 11.4 2/17/2006 7.9 10.1 11.6 2/24/2006 7.9 9.9 11.3 3/3/2006 7.7 9.9 11.8 3/10/2006 7.7 9.7 10.9 3/17/2006 7.7 10 10.9 3/24/2006 7.8 10.2 11.1 3/31/2006 8.1 10 11.3 4/7/2006 8.1 9.8 11.9 4/13/2006 8.3 9.8 11.7 4/21/2006 8.3 10 11.7 4/28/2006 8.3 10.6 11.3 5/5/2006 7.4 10.4 11.6 5/12/2006 7.4 9.9 10.7 5/19/2006 6.6 10 10.5 5/26/2006 6.2 10.3 10 6/2/2006 7.3 10.5 10.1 6/9/2006 6.9 9.9 9.2 6/16/2006 6.4 8.8 9.5 6/23/2006 7.1 8.6 9.3 6/30/2006 6.8 9.3 9.3 7/7/2006 6.6 9.1 8.8 7/14/2006 5.8 8.7 8.4 7/21/2006 5.2 8.6 7.7 7/28/2006 5.4 9.3 8.5 8/4/2006 5.7 9.9 8.4 8/11/2006 5.5 10.6 8.4 8/18/2006 6.5 9.4 9.5 8/25/2006 6.5 9.2 9.3 9/1/2006 6.8 9.8 9.6 9/8/2006 6.4 9.8 9.3 9/15/2006 7 9.4 9.7 9/22/2006 7.1 9.1 9.4 9/29/2006 7.4 9.8 9.7 10/6/2006 7 9.3 9.7 10/13/2006 6.7 9.6 10.2 10/20/2006 6.1 8.8 9.5 10/27/2006 6.5 8.1 9.5 11/3/2006 6.3 7.7 9.4 11/10/2006 6.8 7.7 9.6 11/17/2006 7.7 7.7 10.2 11/24/2006 8 7.7 10.3 12/1/2006 8.3 8.8 9.9 12/8/2006 8.9 9.2 10 12/15/2006 8.1 9.3 10 12/22/2006 8.2 9.3 9.6 12/29/2006 8.8 9.9 9.7 1/5/2007 8.5 9.5 9.8 1/12/2007 9.5 9.7 10.2 1/19/2007 7.4 8.7 9.7 1/26/2007 7.6 8.8 9.9 2/2/2007 7.7 8.8 10 2/9/2007 7.7 8.4 10.1 2/16/2007 6.8 8.2 9.7 2/23/2007 7.2 8.6 9.9 3/2/2007 6.4 7.8 9.2 3/9/2007 6.9 8.3 9.5 3/16/2007 6.9 8 9.7 3/23/2007 7 8 10 3/30/2007 7.7 8.1 9.7 4/5/2007 7.7 8.4 9.9 4/13/2007 8.1 8.3 10 4/20/2007 7.6 8.5 10.3 4/27/2007 7.8 8.2 10.4 5/4/2007 7.9 8.2 10.6 5/11/2007 8.9 8.3 10.7 5/18/2007 8.5 8.9 10.6 5/25/2007 8.1 9.2 10.3 6/1/2007 8.6 9.2 10.6 6/8/2007 7.8 8.4 10.5 6/15/2007 8.6 8.5 11 6/22/2007 8.2 8.4 11 6/29/2007 7.8 8.5 11 7/6/2007 7.8 8.5 11.3 7/13/2007 7.9 9.1 11.8 7/20/2007 7.9 9.5 11.7 7/27/2007 6.8 8.8 11.1 8/3/2007 6 8.6 10.8 8/10/2007 6.6 8.6 11.1 8/17/2007 6.6 11.7 10.6 8/24/2007 6.2 11.6 10.8 8/31/2007 6 11.1 11.1 9/7/2007 4.9 11.3 11 9/14/2007 3.9 11.3 10.9 9/21/2007 4.6 11.4 11.2 9/28/2007 4.5 11.9 11.3 10/5/2007 5.4 11.9 11.4 10/12/2007 5.9 11.6 11.3 10/19/2007 6 10.5 10.9 10/26/2007 5.9 11.3 10.3 11/2/2007 5.3 13.8 10.7 11/9/2007 4.6 13 10.1 11/16/2007 5.6 8.9 9.9 11/23/2007 5.4 8.8 9.6 11/30/2007 5.3 10 9.9 12/7/2007 5.1 10.8 10.3 12/14/2007 4.8 9.6 10.1 12/21/2007 6.9 9.1 10.1 6.0x 5.2x Shakespeare Comps SOX 2/3/2006 13.8 24.5 21.32856 2/10/2006 13.5 24.7 21.79452 2/17/2006 13.7 24.6 20.12675 2/24/2006 13.9 24.2 19.71437 3/3/2006 13.9 24.3 20.32129 3/10/2006 13.9 23.3 19.17129 3/17/2006 13.9 23.5 19.19372 3/24/2006 14 24 19.52795 3/31/2006 14.6 23.7 19.5163 4/7/2006 14.7 24 20.09108 4/13/2006 15.1 24 19.84171 4/21/2006 13.3 24.2 19.96319 4/28/2006 13.2 25.3 20.07914 5/5/2006 13.6 25.2 20.42806 5/12/2006 13.5 24.3 19.17187 5/19/2006 12.2 23.2 18.35091 5/26/2006 11.5 23.3 17.70766 6/2/2006 13 23 17.8386 6/9/2006 12.2 22.1 16.5885 6/16/2006 11.5 20.4 16.918 6/23/2006 12.7 20 16.65714 6/30/2006 12.1 20.1 16.88465 7/7/2006 11.7 19.5 16.26295 7/14/2006 10.5 18.3 15.596027 7/21/2006 9.4 17.6 14.82991 7/28/2006 9.7 19.5 15.978845 8/4/2006 10.3 20 15.844253 8/11/2006 9.9 20.5 15.722083 8/18/2006 11.8 20.3 17.731 8/25/2006 11.7 20.4 17.56981 9/1/2006 12.4 21.5 18.24586 9/8/2006 11.6 21.4 17.86535 9/15/2006 12.5 21.1 18.00662 9/22/2006 12.6 20.6 17.62059 9/29/2006 13.1 20.9 18.28268 10/6/2006 12.3 20.4 18.11807 10/13/2006 12 20.9 19.02994 10/20/2006 10.8 19 17.84245 10/27/2006 11.5 18.2 17.72784 11/3/2006 10.9 17.7 17.50491 11/10/2006 11.7 17.6 17.75044 11/17/2006 13.4 18.8 18.65045 11/24/2006 13.9 18.9 18.76495 12/1/2006 14.2 18 18.16048 12/8/2006 15.3 18.6 18.26771 12/15/2006 13.6 19.5 18.52438 12/22/2006 13.7 19.5 17.93358 12/29/2006 14.8 20.1 18.07658 1/5/2007 14.2 19.6 18.22789 1/12/2007 15.8 20 18.94612 1/19/2007 12.6 18.1 18.14017 1/26/2007 12.8 18.2 18.31804 2/2/2007 13 18 18.56289 2/9/2007 13.2 17.2 18.53009 2/16/2007 11.7 18.8 35.21682 2/23/2007 12.3 19.2 34.83131 3/2/2007 10.8 17.9 33.6745 3/9/2007 11.6 18.4 33.77077 3/16/2007 11.7 21 18.70464 3/23/2007 11.8 21.8 19.07084 3/30/2007 12.9 21.6 18.53084 4/5/2007 13 22 18.96776 4/13/2007 13.5 21.6 19.07095 4/20/2007 12.8 25.9 19.87129 4/27/2007 13.2 26.1 20.13352 5/4/2007 13.6 26.1 20.3769 5/11/2007 15.1 26.6 20.569 5/18/2007 14.6 27.5 19.64334 5/25/2007 14 27.8 19.31393 6/1/2007 14.6 28.3 19.80604 6/8/2007 13.3 28.3 19.60631 6/15/2007 14.5 24.5 20.85991 6/22/2007 13.9 24.5 20.941 6/29/2007 13.3 24.5 20.87575 7/6/2007 13.3 24.4 21.66382 7/13/2007 13.4 26.7 22.38019 7/20/2007 13.2 27 381.1656 7/27/2007 11.5 24.8 318.2818 8/3/2007 10.2 23.9 310.4688 8/10/2007 11.2 24.5 335.5772 8/17/2007 11.1 26.9 25.51118 8/24/2007 10.6 26.8 25.87004 8/31/2007 10.2 26.6 26.72881 9/7/2007 8.4 26.4 26.55985 9/14/2007 6.8 26.2 25.92911 9/21/2007 8.4 26 21.74884 9/28/2007 8.4 26.8 21.96925 10/5/2007 9.9 26.4 21.86004 10/12/2007 10.6 25.3 21.55045 10/19/2007 10.5 22.5 24.42739 10/26/2007 10.3 23.6 23.59321 11/2/2007 10 27.8 24.82348 11/9/2007 8.9 25.7 23.18862 11/16/2007 10.4 20.8 18.64826 11/23/2007 9.9 20.5 17.90275 11/30/2007 9.7 22.1 18.32445 12/7/2007 9.5 23.4 19.26894 12/14/2007 9 21.3 18.57353 12/21/2007 11.8 20.6 17.30846 Shakespeare Comps SOX 2/3/2006 0.77 1.72 3.878812 2/10/2006 0.75 1.72 3.956047 2/17/2006 0.77 1.72 3.76197 2/24/2006 0.78 1.72 3.693708 3/3/2006 0.75 1.72 3.813134 3/10/2006 0.75 1.72 3.553716 3/17/2006 0.76 1.42 3.503797 3/24/2006 0.76 1.46 3.573471 3/31/2006 0.79 1.48 3.709225 4/7/2006 0.79 1.54 3.879515 4/13/2006 0.81 1.54 3.821804 4/21/2006 0.8 1.56 3.851197 4/28/2006 0.79 1.67 3.710936 5/5/2006 0.71 1.59 3.830909 5/12/2006 0.71 1.52 3.540652 5/19/2006 0.64 1.48 3.386826 5/26/2006 0.6 1.47 3.21768 6/2/2006 0.71 1.41 3.285711 6/9/2006 0.66 1.32 3.015978 6/16/2006 0.63 1.34 3.088744 6/23/2006 0.69 1.3 3.021366 6/30/2006 0.66 1.3 3.046756 7/7/2006 0.64 1.23 2.907256 7/14/2006 0.57 1.09 2.778519 7/21/2006 0.5 1.08 2.577489 7/28/2006 0.52 1.28 2.814868 8/4/2006 0.55 1.33 2.787961 8/11/2006 0.52 1.34 2.771111 8/18/2006 0.63 1.65 3.08314 8/25/2006 0.63 1.7 3.018996 9/1/2006 0.66 1.92 3.149638 9/8/2006 0.62 1.89 3.052036 9/15/2006 0.69 1.9 3.1673 9/22/2006 0.7 1.78 3.094207 9/29/2006 0.73 1.76 3.188722 10/6/2006 0.68 1.73 3.173818 10/13/2006 0.66 1.77 3.369675 10/20/2006 0.6 1.53 3.207576 10/27/2006 0.64 1.45 3.187283 11/3/2006 0.62 1.43 3.131985 11/10/2006 0.66 1.4 3.167719 11/17/2006 0.76 1.45 3.369539 11/24/2006 0.79 1.46 3.421453 12/1/2006 0.82 1.46 3.333777 12/8/2006 0.88 1.46 3.371538 12/15/2006 0.8 1.36 3.36418 12/22/2006 0.8 1.34 3.253778 12/29/2006 0.87 1.49 3.297341 1/5/2007 0.83 1.47 3.310166 1/12/2007 0.93 1.52 3.482122 1/19/2007 0.7 1.41 3.300224 1/26/2007 0.72 1.42 3.336107 2/2/2007 0.73 1.38 3.379624 2/9/2007 0.73 1.39 3.379362 2/16/2007 0.65 1.37 3.490033 2/23/2007 0.68 1.36 3.5704 3/2/2007 0.61 1.29 3.305227 3/9/2007 0.66 1.32 3.391953 3/16/2007 0.66 1.38 3.373036 3/23/2007 0.67 1.49 3.470342 3/30/2007 0.73 1.49 3.314991 4/5/2007 0.74 1.48 3.399748 4/13/2007 0.77 1.45 3.39001 4/20/2007 0.75 1.43 3.55234 4/27/2007 0.77 1.46 3.571193 5/4/2007 0.78 1.5 3.605788 5/11/2007 0.87 1.52 3.617683 5/18/2007 0.84 1.47 3.52937 5/25/2007 0.8 1.45 3.458412 6/1/2007 0.85 1.48 3.580087 6/8/2007 0.77 1.51 3.5064 6/15/2007 0.85 1.54 3.652841 6/22/2007 0.81 1.57 3.643426 6/29/2007 0.78 1.57 3.672079 7/6/2007 0.78 1.61 3.801245 7/13/2007 0.78 1.73 3.921276 7/20/2007 0.88 1.72 3.743688 7/27/2007 0.76 1.6 3.547163 8/3/2007 0.67 1.6 3.485558 8/10/2007 0.73 1.69 3.533431 8/17/2007 0.73 1.52 3.417886 8/24/2007 0.7 1.51 3.552 8/31/2007 0.68 1.55 3.616813 9/7/2007 0.55 1.5 3.567884 9/14/2007 0.43 1.47 3.552352 9/21/2007 0.51 1.48 3.637604 9/28/2007 0.51 1.54 3.636739 10/5/2007 0.61 1.49 3.709203 10/12/2007 0.66 1.39 3.629681 10/19/2007 0.67 1.27 3.558837 10/26/2007 0.66 1.27 3.4796 11/2/2007 0.59 1.38 3.591328 11/9/2007 0.52 1.26 3.402921 11/16/2007 0.63 1.21 3.373509 11/23/2007 0.6 1.18 3.271747 11/30/2007 0.59 1.34 3.426111 12/7/2007 0.57 1.46 3.602756 12/14/2007 0.54 1.34 3.523025 12/21/2007 0.73 1.28 3.603588 Anecdotally Investors Continue to Discount Shares Historical EV / FTM Revenue Multiples Historical Price / FTM Earnings Multiples ___________________________ Source: FactSet and Wall Street research. Note: Excludes EBITDA multiples >30.0x or <0.0x and P/E multiples >60.0x or <0.0x. Comps include Micron, Radisys, SanDisk, and STEC. Shakespeare FTM EBITDA calculated by adding actual FY D&A for appropriate periods to projected FTM EBIT. Current 1 Yr Avg Since IPO Shakespeare 7.2x 13.0x 12.7x Comps 11.3x 14.3x 17.9x SOX 11.3x 14.7x 29.1x 2.38x 0.48x 1.12x 11.3x 7.2x 11.3x Historical EV / FTM EBITDA Multiples (1) 3.5x Current 1 Yr Avg Since IPO Shakespeare 3.5x 4.1x 4.9x Comps 5.2x 6.2x 12.7x SOX 6.0x 7.2x 9.9x Current 1 Yr Avg Since IPO Shakespeare 0.48x 0.49x 0.49x Comps 1.12x 1.24x 1.31x SOX 2.38x 2.64x 3.06x Oct-10 Oct-10 Oct-10 14

Optimism around focus on growth initiative leveraging dominance in defense / industrial to build a position in high margin enterprise SSD Encouraged by plans to fund promising Flash investment in high growth Brazilian market Expectation that Brazil will continue its solid economic growth coupled with strong PC growth from pent-up consumer demand DRAM ASP pressure across industry appears to have minimal impact on Shakespeare Recent softness in PC and Server demand could put pressure on demand for Shakespeare's products Concerns around weaker DRAM ASPs affecting Shakespeare into early 2011 Customer concentration risk with several large OEM customers representing the majority of sales Market concentration risk given relatively high contribution to revenue from Brazil Increasing competition in SSD market could slow growth in enterprise SSD EPS Consensus Deals Buy 5 Hold 3 Summary Outlook Revenue Consensus Key Themes Analyst Projections n = 8; Median Price Target: $10.25 ($ in millions, except per share values) Positives Negatives ___________________________ Source: FactSet and Bloomberg. Note: Summary outlook and analyst projections only include reports from current period. Wall Street Views on Shakespeare Wall Street remains cautiously optimistic while trying to understand Shakespeare's position in the competitive landscape FY11 FY12 Low 819.5 938.3 Mean 874.7 998.8 High 900 1047.8 FY11 FY12 Low 0.87 1 Mean 0.98 1.18 High 1.15 1.45 15

Shakespeare's Sellside Following Spans Semiconductors and Enterprise

Transition from semis to Enterprise not fully reflected in coverage universe

Analyst Coverage

Bank	Name	Valuation Methodologies	Coverage Industry	Coverage Universe
Barclays Capital	Tim Luke	CY11E P/E	Semiconductors	AMD, Broadcom, Intel, Micron, Texas Instruments, Atheros, Cypress, Microchip, NVIDIA
Citi	Jim Suva	FY12E P/E	EMS/ESC	Avnet, Jabil Circuit, Arrow, Flextronics, Tyco Electronics
Merriman Curhan Ford	Alex Kurtz	FY11E P/E	Emerging Data Center Technologies	Blue Coat, EMC, Quantum, Teradata, Compellent, NetApp, Riverbed
Needham	Richard Kugele	FY11E P/E	Disk Drives, IT Distribution, IT Hardware & Software	hp, Radiant, STEC, Dell, Intevac, Seagate, Western Digital
Oppenheimer	Gary Hsueh	FY11E P/E	Semiconductor Cap Equipment and Solar	Applied Materials, KLA Tencor, SanDisk, Intel, Novellus, Teradyne
Stifel Nicolaus	Kevin Cassidy	FY11E P/E	Semiconductors	AMD, Cavium Networks, Marvell, Micron, NVIDIA, Broadcom, Intel, Microchip, NetLogic, SanDisk
ThinkEquity	Krishna Shankar	CY11E P/E	Semiconductors	AMD, Cavium Networks, Entropic, Intel, NVIDIA
Wedbush Securities	Betsy Van Hees	CY12E P/E	Semiconductors	Atheros, Intel, NetLogic, SanDisk, Texas Instruments, AMD, Cypress, Micron, NVIDIA, STEC

BARCLAYS CAPITAL

16

Current Comparable Trading and Operating Metrics



Comparable Operating Metrics
Revenue Growth 11/10
SMART 14.2%
Median 10.1%
OCZ 46.7%
STEC 42.5%
Micron 11.9%
SanDisk 8.2%
Spansion 5.3%
RadiSys 1.6%
2011 Gross Margin
SMART 23.0%
Median 35.2%
STEC 43.7%
SanDisk 41.4%
Spansion 35.8%
RadiSys 34.6%
Micron 30.5%
OCZ 22.9%
2011 Operating Margin
SMART 10.6%
Median 14.3%
SanDisk 25.5%
STEC 18.2%
Spansion 14.4%
Micron 14.3%
RadiSys 7.4%
OCZ 6.7%
2010 EBITDA – CapEx Margin
SMART 9.6%
Median 24.5%
SanDisk 28.7%
Micron 27.6%
Spansion 24.5%
STEC 11.7%
RadiSys 9.0%
OCZ NM
Comparable Trading Metrics
EV / CY11 Revenue
SMART 0.48x
Median 1.04x
STEC 1.60x
SanDisk 1.37x
Spansion 1.09x
Micron 0.99x
RadiSys 0.67x
OCZ 0.38x
EV / CY11 EBITDA
SMART 3.5x
Median 4.9x
STEC 7.3x
RadiSys 6.6x
OCZ 5.1x
SanDisk 4.6x
Spansion 4.2x
Micron 2.8x
EV / CY10 EBITDA - CapEx
SMART 5.7x
Median 5.2x
STEC 19.6x
RadiSys 7.6x
SanDisk 5.2x
Spansion 4.7x
Micron 4.0x
OCZ NM
Price / CY11 Earnings
SMART 7.2x
Median 10.4x
RadiSys 14.1x
STEC 13.4x
Spansion 10.8x
SanDisk 10.0x
OCZ 7.2x
Micron 6.1x

Source: FactSet, Company filings, Wall Street research. Market data as of 10/25/2010.
Note: "NM" denotes a negative metric.

BARCLAYS CAPITAL

17

STEC Price 1/1/2005 4.6 1/8/2005 4.38 1/15/2005 4 1/22/2005 3.94 1/29/2005 3.98 2/5/2005 4.12 2/12/2005 3.95 2/19/2005 3.92 2/26/2005 3.97 3/5/2005 4.08 3/12/2005 3.89 3/19/2005 3.96 3/26/2005 3.92 4/2/2005 3.94 4/9/2005 3.76 4/16/2005 3.36 4/23/2005 3.54 4/30/2005 3.73 5/7/2005 3.66 5/14/2005 3.33 5/21/2005 3.49 5/28/2005 3.72 6/4/2005 3.85 6/11/2005 3.81 6/18/2005 3.99 6/25/2005 3.9 7/2/2005 3.79 7/9/2005 3.88 7/16/2005 4.54 7/23/2005 4.4 7/30/2005 4.25 8/6/2005 4.74 8/13/2005 4.42 8/20/2005 4.63 8/27/2005 4.63 9/3/2005 4.74 9/10/2005 4.93 9/17/2005 4.76 9/24/2005 4.72 10/1/2005 4.95 10/8/2005 4.75 10/15/2005 4.56 10/22/2005 4.44 10/29/2005 4.12 11/5/2005 4.32 11/12/2005 3.84 11/19/2005 3.75 11/26/2005 3.8 12/3/2005 3.87 12/10/2005 3.55 12/17/2005 3.74 12/24/2005 3.75 12/31/2005 3.77 1/7/2006 4.22 1/14/2006 4.23 1/21/2006 4.31 1/28/2006 4.2 2/4/2006 4.28 2/11/2006 4.22 2/18/2006 4.18 2/25/2006 4.23 3/4/2006 3.73 3/11/2006 3.4 3/18/2006 3.45 3/25/2006 3.59 4/1/2006 3.76 4/8/2006 3.75 4/15/2006 3.74 4/22/2006 3.96 4/29/2006 4.14 5/6/2006 4.03 5/13/2006 4.07 5/20/2006 4.03 5/27/2006 3.92 6/3/2006 3.95 6/10/2006 3.88 6/17/2006 3.75 6/24/2006 3.7 7/1/2006 3.75 7/8/2006 3.81 7/15/2006 3.88 7/22/2006 5.05 7/29/2006 5.6 8/5/2006 5.78 8/12/2006 5.88 8/19/2006 6.74 8/26/2006 6.5 9/2/2006 7.22 9/9/2006 7.31 9/16/2006 7.64 9/23/2006 8.3 9/30/2006 9.11 10/7/2006 9.11 10/14/2006 9.29 10/21/2006 8.51 10/28/2006 8.52 11/4/2006 8 11/11/2006 8.39 11/18/2006 9.13 STEC Gross Margin 12/31/2004 0.179 0 1/7/2005 0.179 1/14/2005 0.179 1/21/2005 0.179 1/28/2005 0.179 2/4/2005 0.179 2/11/2005 0.179 2/18/2005 0.179 2/25/2005 0.179 3/4/2005 0.179 3/11/2005 0.179 3/18/2005 0.179 3/24/2005 0.179 4/1/2005 0.179 4/8/2005 0.179 4/15/2005 0.179 4/22/2005 0.179 4/29/2005 0.179 5/6/2005 0.179 5/13/2005 0.179 5/20/2005 0.179 5/27/2005 0.179 6/3/2005 0.179 6/10/2005 0.179 6/17/2005 0.179 6/24/2005 0.179 7/1/2005 0.182 7/8/2005 0.182 7/15/2005 0.182 7/22/2005 0.182 7/29/2005 0.182 8/5/2005 0.182 8/12/2005 0.182 8/19/2005 0.182 8/26/2005 0.182 9/2/2005 0.182 9/9/2005 0.182 9/16/2005 0.182 9/23/2005 0.182 9/30/2005 0.207 10/7/2005 0.207 10/14/2005 0.207 10/21/2005 0.207 10/28/2005 0.207 11/4/2005 0.207 11/11/2005 0.207 11/18/2005 0.207 11/25/2005 0.207 12/2/2005 0.207 12/9/2005 0.207 12/16/2005 0.207 12/23/2005 0.207 12/30/2005 0.181 1/6/2006 0.181 0 1/13/2006 0.181 1/20/2006 0.181 1/27/2006 0.181 2/3/2006 0.181 2/10/2006 0.181 2/17/2006 0.181 2/24/2006 0.181 3/3/2006 0.181 3/10/2006 0.181 3/17/2006 0.181 3/24/2006 0.181 3/31/2006 0.193 4/7/2006 0.193 4/13/2006 0.193 4/21/2006 0.193 4/28/2006 0.193 5/5/2006 0.193 5/12/2006 0.193 5/19/2006 0.193 5/26/2006 0.193 6/2/2006 0.193 6/9/2006 0.193 6/16/2006 0.193 6/23/2006 0.193 6/30/2006 0.2 7/7/2006 0.2 7/14/2006 0.2 7/21/2006 0.2 7/28/2006 0.2 8/4/2006 0.2 8/11/2006 0.2 8/18/2006 0.2 8/25/2006 0.2 9/1/2006 0.2 9/8/2006 0.2 9/15/2006 0.2 9/22/2006 0.2 9/29/2006 0.205 10/6/2006 0.205 10/13/2006 0.205 10/20/2006 0.205 10/27/2006 0.205 11/3/2006 0.205 11/10/2006 0.205 11/17/2006 0.205 STEC has repositioned its model to high growth embedded SSD end markets STEC Case Study Stock Price and Gross Margin Business Overview Consumer (51% of revenue) DRAM: Used in PCs, notebooks, servers and high performance computing Storage: HDDs for consumers and small businesses OEM (49% of revenue) Flash: Wide range of embedded storage devices for OEMs DRAM: Stacked memory modules and solutions for high-end systems Operating Performance Gross Margin: 18% - 20% Comparable Companies Market Emphasis Exposure to highly volatile consumer memory products Optimism around increasing focus on flash products for OEMs Past (2005) Present (2010 YTD) Business Overview OEM (100% of revenue) SSD/Flash (79% of revenue): High performance enterprise-class data storage Flash Cards and Modules: Wide portfolio of compact, reliable products used in high performance storage applications DRAM (21% of revenue): Used in high performance computing, comms and industrial apps Operating Performance Gross Margin: 35% - 40% Comparable Companies Market Emphasis Excitement around potential growth resulting from enterprise SSD adoption Transition to MLC NAND seen as a driver of margin improvement / 10/25/2010 2/9/07: Divested lower-margin Consumer Division for $43 million 18

Preliminary Valuation Analysis

Start Length End LBO Analysis 9.86 1.99 11.85 Discounted Cash Flow Analysis 10.1885715818939 4.1140889572244 14.3026605391183 30-Day 7.99384625 1.87062475 9.864471 1-Day 9.48024 1.98072 11.46096 Premiums Paid LTM EBITDA 8.60191737076307 3.61805509316521 12.2199724639283 LTM Revenue 5.79380059424417 4.624388250376 10.4181888446202 Precedent Transaction Analysis CY 2011E P/E 7.31835412354351 4.18191664202486 11.5002707655684 CY 2010E EBITDA - CapEx 5.58801912197684 2.24972027680747 7.83773939878431 Comparable Company Analysis Analyst Price Targets 7.08548350815889 4.42842719259931 11.5139107007582 52-Week Range 3.48 5.03 8.51 Preliminary Summary Valuation Shakespeare Share Price Notes Current Price (10/25/10): $7.56 52-Week Low (10/28/09) and High (4/14/10) Analyst Price Targets discounted at 13.4% cost of equity 4.0 - 6.0x CY2010E EBITDA - CapEx Multiple Targeting 15% to 25% IRR 5.0x 5 year FTM EBITDA exit multiple 0.40x - 0.80x LTM Revenue 25.4% - 51.6% premium to 1-day 23.5% - 52.4% premium to 30-day trading average ___________________________ Source: FactSet, Bloomberg, Company filings, Wall Street research, IBES consensus estimates and Barclays Capital Investment Banking estimates. Note: Market data as of 10/25/10. Net cash used to calculate equity value as of 8/27/10, except for DCF and LBO which assume balance sheet from 2/27/11 transaction close. Based on analyst range of $8.00 to $13.00, discounted to 10/26/10. 7.0x - 11.0x CY2011E P/E Multiple 4.0x - 6.0x Forward EBITDA Multiple and 11.0% - 14.0% WACC 5.0x - 7.5x LTM EBITDA (1) 19

Transaction Pricing Matrix Purchase Price Ratio ($ in millions, except per share amounts) ___________________________ Source: Company filings and Wall Street research. Balance sheet data as of 8/27/10. 20

Precedent Transactions ___________________________ Source: Company filings and FactSet. 21

1 Day 30 Day 0.176017064930008 0.206138482508019 0.34747609774005 0.375336285312191 0.272666721438464 0.311159001036321 0.441623960592585 0.460408827561857 1 Day 30 Day 0.098425 0.173425 0.398760714285714 0.443111904761905 0.2284 0.31865 0.5486 0.535425 Premiums Paid Domestic Technology M&A Transactions 2006 - 2010 YTD between $300M and $1B in value (1) Domestic Technology M&A Transactions 2009 - 2010 YTD between $300M and $1B in value (2) ___________________________ Source: SDC, October 2010. Note: 30 Day denotes premium to 30 day trading average. Analysis includes 148 transactions. Analysis includes 36 transactions. Analysis includes 82 transactions. First Quartile Mean Median Third Quartile Global Technology Take Private Transactions 2009 - 2010 YTD (3) 1 Day 30 Day 0.254356795960994 0.235285393807749 0.497568795598717 0.51958732774575 0.336558897915279 0.37712735869479 0.515651280295439 0.524186265550466 22

Discounted Cash Flow Analysis Valuation ___________________________ Source: Wall Street research and Barclays Capital Investment Banking estimates. Note: Assumes midpoint convention for annual cash flows which are discounted to 2/27/11 for illustrative purposes. Assumes net cash of $82.1 mm at 2/27/11. 1. EBIT and EBITDA adjusted to exclude stock-based compensation and other non-cash expenses. Summary DCF Commentary 2011 and 2012 based on broker consensus Lower longer term growth rate to reach a 5 year CAGR at the lower end of mgmt. target FY 2010 Non-GAAP tax rate from filings, projections converge on mgmt. LT target range No margin expansion Higher margin enterprise SSD offset by higher R&D investments and low- margin flash 23

Illustrative LBO Transaction

Assumes purchase at $10.50 per share (39% premium) to current stock price, implying an entrance multiple of EV/CY10 Adj. EBITDA of ~6.1x (4.9x FTM) with new debt of $175 mm of TL-B and $200 mm of senior HY notes

LBO Summary

($ in millions)	2010	2011	2012	2013	2014	2015	2016	2017
Revenue	$703	$875	$999	$1,099	$1,198	$1,294	$1,384	$1,481
% Growth	59.3%	24.4%	14.2%	10.0%	9.0%	8.0%	7.0%	7.0%
EBITDA	106	120	138	152	163	173	183	192
% Margin	15.1%	13.7%	13.8%	13.8%	13.6%	13.4%	13.2%	13.0%
Less: Net Cash Interest	(33)	(32)	(31)	(28)	(25)	(21)	(19)	(18)
Less: Cash Taxes		(21)	(26)	(28)	(31)	(35)	(39)	(42)
Less: Change in Working Capital		(27)	(33)	(34)	(25)	(25)	(26)	(23)
Less: Capex	(13)	(29)	(25)	(24)	(24)	(22)	(24)	(25)
FCF Avail. for Debt Repay		$11	$24	$36	$58	$69	$73	$84
% of Sales		1.2%	2.4%	3.3%	4.8%	5.4%	5.3%	5.7%
% of Debt		2.9%	7.0%	11.8%	22.8%	34.6%	36.4%	42.1%
Leverage and Coverage Stats								
Cash	$50	$50	$50	$50	$50	$67	$140	$224
Revolving Credit Facility	0	0	0	0	0	0	0	0
Term Loan B	175	170	146	109	52	0	0	0
Senior Notes	200	200	200	200	200	200	200	200
Total Debt	$375	$370	$346	$309	$252	$200	$200	$200
Net Debt	$325	$320	$296	$259	$202	$133	$60	($24)
Bank Debt / EBITDA	1.6x	1.4x	1.1x	0.7x	0.3x	-	-	-
Senior Debt / EBITDA	3.5x	3.1x	2.5x	2.0x	1.5x	1.2x	1.1x	1.0x
Total Debt / EBITDA	3.5x	3.1x	2.5x	2.0x	1.5x	1.2x	1.1x	1.0x
Net Debt / EBITDA	3.1x	2.7x	2.1x	1.7x	1.2x	0.8x	0.3x	NM
Total Debt / EBITDA-Capex	4.0x	4.1x	3.1x	2.4x	1.8x	1.3x	1.3x	1.2x
EBITDA / Cash Int. Exp.	3.3x	3.7x	4.4x	5.2x	6.3x	7.9x	9.1x	9.6x
EBITDA - Capex / Cash Int. Exp.	2.9x	2.8x	3.6x	4.4x	5.4x	6.9x	8.0x	8.4x
% of Bank Debt Repaid	0.0%	3.0%	16.8%	37.6%	70.3%	100.0%	100.0%	100.0%
% of Total Debt Repaid	0.0%	1.4%	7.9%	17.3%	32.8%	46.7%	46.7%	46.7%

Exit IRR Analysis

	Adjusted FTM EBITDA Exit Multiple		
	4.0x	**5.0x**	**6.0x**
Year 3	11.1%	23.7%	34.2%
Year 5	15.2%	21.2%	26.2%
Year 7	15.9%	19.4%	22.4%

Sources and Uses

($ in millions)	$ mm	% of Total	Multiple of CY10 EBITDA
Sources of Funds			
Excess Target Cash	$87.1	11.1%	0.8x
Debt			
Revolving Credit Facility	$0.0	0.0%	-
Term Loan B	175.0	22.3%	1.7x
Senior Notes	200.0	25.5%	1.9x
Equity			
Common - Sponsor	$321.6	41.0%	3.1x
Total Sources	**$783.8**	**100.0%**	7.6x
Uses of Funds			
Equity Purchase Price			
Existing Shareholders	$707.8	90.3%	6.9x
Other Uses			
Refinance Debt	55.1	7.0%	0.5x
Expenses & Fees	20.9	2.7%	0.2x
Total Uses	**$783.8**	**100.0%**	7.6x

Pro Forma Capitalization Table

($ in millions)	Status Quo	LBO Adj.	Pro Forma
Cash	**$137.1**	**($87.1)**	**$50.0**
Existing Sr. Secured FRNs	$55.1	($55.1)	$0.0
Term Loan B (L + 525)	0.0	175.0	175.0
Senior Notes (10.0%)	0.0	200.0	200.0
Total Debt	**$55.1**	**$319.9**	**$375.0**
Shareholders' Equity	325.0	(11.4)	313.6
Total Capitalization	**$380.1**	**$308.6**	**$688.6**
FTM Data (as of 2/27/11)			
EBITDA	$128.7		$128.7
Cash Interest Expense	4.4		32.1
Capital Expenditures	26.8		26.8
Credit Stats			
Total Debt / EBITDA	0.4x		2.9x
Total Debt / (EBITDA - Capex)	0.5x		3.7x
EBITDA / Cash Interest	29.2x		4.0x
(EBITDA - Capex) / Cash Interest	23.1x		3.2x
Total Debt / Total Capitalization	14.5%		54.5%

Source: Wall Street research and Barclays Capital Investment Banking estimates.
Note: Assumes interest rate of L+525 on Term Loan B with 1.75% LIBOR floor and 10.00% Senior Notes. IRR calculated based on completion of transaction on 2/27/2011. Transaction expenses include cost of retiring existing senior floating rate notes at 101, notes redeemable at par after April 1, 2011.

BARCLAYS CAPITAL

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Financing Considerations The debt markets are highly attractive, and readily able to provide acquisition financing Over $247 billion of new high yield and $178 billion of leveraged loans issued year to date, surpassing that for all of 2009, a record breaking year for the high yield market 10.1% of deals in 2010 have been for LBO financing, with an aggregate volume of ~$40 billion Middle market LBO financing activity has been active with a number of technology-related issues in 2010 Rates have dropped to all-time levels, with the high yield index yielding 7.44% Semiconductor yields in particular have improved dramatically with recovery in the semis cycle Barclays Capital believes that the LBO debt market would be highly receptive to an offering by Shakespeare Shakespeare has demonstrated the strength and resilience of its business, having rebounded dramatically from the semiconductor cycle Critical to achieving best execution is demonstrating the sustainability of continued improvements in Shakespeare's operating model, and ability to weather the next downturn Based on our preliminary analysis, we believe Shakespeare can support leverage levels of 3.5x - 4.0x LTM EBITDA at the time of a transaction Sophisticated investors both on the private equity and debt market side recognize that semis is a cyclical business and leverage needs to be manageable, especially in LBO situations Critical in demonstrating the thesis behind a Shakespeare LBO is the amount of equity being put into a transaction Acquisition multiple reaffirm valuations, providing support for increased leverage Debt investors would want a healthy equity cushion behind them, at least in the 40% area Sponsors have available to them a number of financing structures and markets in order to support an LBO Each alternative has its merits and considerations, such as cost of capital versus being subject to financial maintenance covenants For illustration, we have assumed a structure of $175 million of 1st Lien Term Loans and $200 million of High Yield Bonds Could also finance through combinations such as: $300 million of 1st Lien Term Loans and $75 million of Mezzanine (e.g., 2nd Lien Term Loans) $375 million of Senior Secured High Yield Bonds The acquisition finance markets are exceedingly robust and would be very receptive to an offering by Shakespeare 25

Issues Before the Special Committee

Special Committee and independent advisors; "Entire Fairness" standard Power to say "No" Potential for management involvement Minimize operational disruption Timing considerations Status quo: value attainable in the near, medium and long term LBO: value attainable Strategic acquisition: likelihood and value Other alternatives: recapitalization, alternative capital investment plan Impact of rejecting a potential proposal Disclosure of potential offers Auction vs. negotiation (market check) Optimize terms, certainty of any transaction pursued Value Potential Tactics Special Committee Process Key Issues Facing the Special Committee Barclays Capital will work with counsel to assist the Special Committee in assessing the situation and executing Special Committee strategies 26

Assist the Special Committee in developing a strategic approach to achieve objectives Assess market situation and perceptions to assist in evaluation and proper recommendation Evaluate timing and content of communications with the bidding group Actively monitor shareholder feedback Assess prospects of all relevant businesses Coordinate and complete due diligence Perform rigorous public and private market valuation of Shakespeare's businesses Review business rationale and expected benefits of proposed transaction Frame recommendations and develop proper strategy around ensuring that the process is complete and fair Evaluate transaction and capital structure - provide any necessary capital markets advice relevant to the proposed transaction Negotiate structure and terms of a potential transaction with the bidding group to ensure public shareholders receive a fair price Deliver opinions supported by Barclays Capital' rigorous internal review process Barclays Capital's Fairness Opinion Committee members average 20+ years of investment banking transaction experience Discipline and integrity of Barclays Capital's process strengthens recommendation Valuation Structure / Negotiation Fairness Opinion Strategy Barclays Capital's Role Barclays Capital has great experience in assisting Special Committees in fulfilling their fiduciary obligations in conflict of interest transactions 27

Process Roadmap for Special Committee Form Special Committee Hire legal advisors Hire financial advisors Develop timetable and agree on objectives Obtain access to critical information Receive formal terms of proposal - form of agreement, structure, etc. Allocate adequate time of review and analysis while keeping in mind potential disclosure obligations Evaluate the potential alternatives including stand alone strategy or other possible transactions Develop a response to the proposal Likely result will be: Negotiation with bidding group Pursuit of alternative transaction Rejection of proposal, or Other Finalize documentation of a transaction (if so determined) Receive opinion of financial advisors to support the Committee's findings Coordinated and scripted communication with public Phase I - Organize Phase II - Analyze Phase III - Optimize Status ? ? Underway We believe that a 6 - 10 week process will appropriately balance the competing priorities of speed / minimizing corporate distraction with thoughtful and deliberate exploration of alternatives 2 weeks 3 weeks 3 weeks 28

Sponsor Fund Size Relevant Acquisitions and Portfolio Companies Founded: 1985 Total assets: $16 bn Founded: 1999 Total assets: $5 bn Founded: 2000 Total assets: $9 bn Founded: 1999 Total assets: $13 bn Founded: 1992 Total assets: $50 bn Founded: 1997 Total assets: $2 bn Select Financial Buyers ___________________________ Source: Company website, FactSet, Capital IQ, Hoover's, OneSource. / 29

Potential Strategic Buyers for Shakespeare

($ in millions)

Company	Key Metrics	Strategic Rationale
SanDisk	Market Cap: $8,938.5 Enterprise Value: 7,127.4 Cash: 3,717.6 Debt: 1,906.5 EV / CY11 Rev: 1.37x EV / CY11 EBITDA: 4.6x	+ Complementary product roadmaps + SanDisk in August launched its first product in embedded SSD category + Shakespeare's announced new strategic move into the Flash packaging focusing on Micro SD cards, SD cards, and USBs + Strategic opportunity to leverage Shakespeare's current presence to penetrate Brazil market by offering full manufacturing capability and shorter lead times – Specialized DRAM business not a clear fit
Micron	Market Cap: $7,949.5 Enterprise Value: 9,817.5 Cash: 2,313.0 Debt: 4,181.0 EV / CY11 Rev: 0.99x EV / CY11 EBITDA: 2.8x	+ Expand downstream by further integrating Shakespeare's highly differentiated specialty DRAM capabilities to drive higher margins and top line growth + Synergistic product offering: Shakespeare's XceedIOPS SAS solution currently ships with Micron's MLC Flash components + Opportunity to leverage Shakespeare's presence and relationships with Tier 1 OEMs to cross sell into the Brazil's high growth end markets – High volume focused
Kingston Technology	NA	+ #1 global memory module vendor – opportunity to acquire the closest competitor and further consolidate the market + Shakespeare's dominant position in Brazil provides instant access to highly attractive end markets + Access to Shakespeare's IP and expertise in enterprise-class SSS solutions to complement its consumer/computing SSS offering – Privately held and has not executed M&A historically
Samsung	Market Cap: $101,745.0 Enterprise Value: 92,985.9 Cash: 21,178.9 Debt: 12,419.8 EV / CY11 Rev: 0.62x EV / CY11 EBITDA: 3.8x	+ Expand downstream by further integrating Shakespeare's highly differentiated specialty DRAM capabilities to drive higher margins and top line growth + Developing a new SSD controller in partnership with Seagate - enterprise-class SSD's slated for a "mid-2012" release – Has not historically executed on M&A

Source: FactSet and I/B/E/S consensus estimates. Data as of 10/25/2010.

BARCLAYS CAPITAL

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Appendices

Leveraged Finance

With yields at historical lows, there has been a surge of primary issue in the markets Leveraged Finance Market Overview HY Index 1/30/1987 12.2 2/27/1987 12 3/31/1987 12 4/30/1987 12.7 5/29/1987 12.7 6/30/1987 12.7 7/31/1987 12.7 8/31/1987 12.8 9/30/1987 13.6 10/30/1987 14.5 11/30/1987 14.1 12/31/1987 13.9 1/29/1988 13.5 2/29/1988 13.1 3/31/1988 13.5 4/29/1988 13.5 5/31/1988 13.7 6/30/1988 13.7 7/29/1988 13.7 8/31/1988 13.9 9/30/1988 13.8 10/31/1988 13.8 11/30/1988 13.8 12/30/1988 14 1/31/1989 13.8 2/28/1989 14 3/31/1989 14.5 4/28/1989 14.6 5/31/1989 14.2 6/30/1989 14.2 7/31/1989 14.3 8/31/1989 14.4 9/29/1989 15 10/31/1989 15.8 11/30/1989 16 12/29/1989 16.1 1/31/1990 16.5 2/28/1990 17 3/30/1990 17 4/30/1990 17.5 5/31/1990 17.7 6/29/1990 16.9 7/31/1990 16.5 8/31/1990 17.7 9/28/1990 19.6 10/31/1990 20.9 11/30/1990 20.8 12/31/1990 20.9 1/31/1991 20.5 2/28/1991 18 3/28/1991 16 3/29/1991 16 4/30/1991 15.5 5/31/1991 15.2 6/28/1991 14.5 7/31/1991 14.1 8/30/1991 13.8 9/30/1991 13.6 10/31/1991 13.2 11/29/1991 13.1 12/31/1991 13.4 1/31/1992 12.5 2/28/1992 11.6 3/31/1992 11.3 4/30/1992 11.4 5/29/1992 11.6 6/30/1992 11.6 7/31/1992 11.4 8/31/1992 10.8 9/30/1992 10.7 10/30/1992 11.1 11/30/1992 11 12/31/1992 10.9 1/29/1993 9.8 2/26/1993 9.4 3/31/1993 9.3 4/30/1993 9.2 5/28/1993 9.1 6/30/1993 8.8 7/30/1993 8.7 8/31/1993 9 9/30/1993 9.2 10/29/1993 9 11/30/1993 9.1 12/31/1993 9.1 1/31/1994 8.6 2/28/1994 8.9 3/31/1994 9.9 4/29/1994 10.3 5/31/1994 10.4 6/30/1994 10.5 7/29/1994 10.4 8/31/1994 10.4 9/30/1994 10.6 10/31/1994 10.8 11/30/1994 11.2 12/30/1994 11.3 1/31/1995 11.2 2/28/1995 10.8 .... driving High Yield rates to historic lows ... Today: 7.4% 2002 - 1H07 HY Index YTW Avg.: 7.7% IG Index 10 yr Treasury DJIA 1/4/2010 4.733296 3.83988 10583.96 1/5/2010 4.615417 3.75448 10572.02 1/6/2010 4.622294 3.80678 10573.68 1/7/2010 4.621202 3.82058 10606.86 1/8/2010 4.591156 3.80717 10618.19 1/11/2010 4.581961 3.81756 10663.99 1/12/2010 4.52038 3.71762 10627.26 1/13/2010 4.581823 3.78201 10680.77 1/14/2010 4.529547 3.73138 10710.55 1/15/2010 4.496058 3.67537 10609.65 1/19/2010 4.535046 3.70649 10725.43 1/20/2010 4.504338 3.65808 10603.15 1/21/2010 4.457154 3.60794 10389.88 1/22/2010 4.488853 3.59654 10172.98 1/25/2010 4.521031 3.63083 10196.86 1/26/2010 4.512584 3.62944 10194.29 1/27/2010 4.522902 3.64304 10236.16 1/28/2010 4.519912 3.65618 10120.46 1/29/2010 4.4596 3.6104 10067.33 2/1/2010 4.543049 3.6511 10185.53 2/2/2010 4.51608 3.63566 10296.85 2/3/2010 4.546762 3.69985 10270.55 2/4/2010 4.495897 3.60676 10002.18 2/5/2010 4.480498 3.54523 10012.23 2/8/2010 4.538924 3.59151 9908.39 2/9/2010 4.601752 3.63415 10058.64 2/10/2010 4.649744 3.70508 10038.38 2/11/2010 4.668644 3.7297 10144.19 2/12/2010 4.615456 3.69185 10099.14 2/16/2010 4.609783 3.66354 10268.81 2/17/2010 4.659424 3.74112 10309.24 2/18/2010 4.679213 3.80211 10392.9 2/19/2010 4.659478 3.78023 10402.35 2/22/2010 4.631026 3.79649 10383.38 2/23/2010 4.544387 3.68952 10282.41 2/24/2010 4.549778 3.69378 10374.16 2/25/2010 4.510649 3.64184 10321.03 2/26/2010 4.474263 3.59103 10325.26 3/1/2010 4.482741 3.6051 10403.79 3/2/2010 4.465493 3.61261 10405.98 3/3/2010 4.473684 3.62201 10396.76 3/4/2010 4.46802 3.60506 10444.14 3/5/2010 4.515046 3.68058 10566.2 3/8/2010 4.506387 3.70907 10552.52 3/9/2010 4.493091 3.69957 10564.38 3/10/2010 4.504086 3.7186 10567.33 3/11/2010 4.513315 3.71862 10611.84 3/12/2010 4.501055 3.70723 10624.69 3/15/2010 4.479368 3.70439 10642.15 3/16/2010 4.428794 3.65169 10685.98 3/17/2010 4.411487 3.64269 10733.67 3/18/2010 4.43419 3.67303 10779.17 3/19/2010 4.452839 3.68731 10741.98 3/22/2010 4.43849 3.66165 10785.89 3/23/2010 4.440832 3.67686 10888.83 3/24/2010 4.559282 3.82827 10836.15 3/25/2010 4.59555 3.89951 10841.21 3/26/2010 4.547331 3.85407 10850.36 3/29/2010 4.532967 3.86235 10895.86 3/30/2010 4.524694 3.86725 10907.42 3/31/2010 4.483888 3.83339 10856.63 4/1/2010 4.503164 3.85925 10927.07 4/2/2010 4.573651 3.94704 10927.07 4/5/2010 4.610896 3.99266 10973.55 4/6/2010 4.587913 3.97112 10969.99 4/7/2010 4.491216 3.8628 10897.52 4/8/2010 4.514054 3.89302 10927.07 4/9/2010 4.505769 3.88734 10997.35 4/12/2010 4.455934 3.84459 11005.97 4/13/2010 4.423397 3.80876 11019.42 4/14/2010 4.447531 3.85489 11123.11 4/15/2010 4.403545 3.84667 11144.57 4/16/2010 4.32629 3.77027 11018.66 4/19/2010 4.391954 3.80609 11092.05 4/20/2010 4.382511 3.79838 11117.06 4/21/2010 4.324416 3.7366 11124.92 4/22/2010 4.358057 3.77039 11134.29 4/23/2010 4.404257 3.81555 11204.28 4/26/2010 4.405391 3.81413 11205.03 4/27/2010 4.321093 3.6896 10991.99 4/28/2010 4.412952 3.77155 11045.27 4/29/2010 4.343031 3.72715 11167.32 4/30/2010 4.270763 3.66183 11008.61 5/3/2010 4.352162 3.70411 11151.83 5/4/2010 4.287896 3.61209 10926.77 5/5/2010 4.274288 3.54737 10868.12 5/6/2010 4.229787 3.39659 10520.32 5/7/2010 4.36136 3.43019 10380.43 5/10/2010 4.394876 3.53588 10785.14 5/11/2010 4.437148 3.53586 10748.26 5/12/2010 4.438153 3.56906 10896.91 5/13/2010 4.415669 3.56269 10782.95 5/14/2010 4.310051 3.43951 10620.16 5/17/2010 4.348526 3.47108 10625.83 5/18/2010 4.278623 3.37839 10510.95 5/19/2010 4.333333 3.35808 10444.37 5/20/2010 4.298612 3.26086 10068.01 5/21/2010 4.291978 3.19696 10193.39 5/24/2010 4.35287 3.22779 10066.57 Volatile equity markets and yields in treasuries and IG at all-time lows ... .... has investors seeking yield in the leveraged finance markets ... .... providing optimal conditions for issuers to tap the primary markets HY New Issue Volume Leveraged Loan Volume 6/1/2009 16.875 3.33 7/1/2009 17.446 3.85 8/1/2009 9.824 3.64 9/1/2009 23.073 9.62 10/1/2009 22.271 6.78 11/1/2009 26.134 10.03 12/1/2009 20.602 7.69 1/1/2010 22.903 12.82 2/1/2010 15.1495 11.63 3/1/2010 40.5667 19.43 4/1/2010 38.072 26.02 5/1/2010 7.7162 22.66 6/1/2010 9.567 17.11 7/1/2010 20.0869 13.91 8/1/2010 24.6721 8.17 9/10/2010 39.453 31.47 MTD 29.165 16.66 2009A HY Volume: $182 billion 2010E: $240 billion Date HY Bonds Leveraged Loans Jan-10 1572 827 Feb-10 -1389 779 Mar-10 2245 869 Apr-10 1728 1643 May-10 -3553 237 Jun-10 592 357 Jul-10 2453.165 263.713 Aug-10 1523 406 Sep-10 2483 1008.4 MTD 1519.1 1077.4 YTD HY Mutual Fund Flows: +9.2 billion YTD Lev. Loans: +7.4 billion 31

Semiconductor Debt Trading Levels Current Trading Levels LTM Trading Levels STATS 7.50% Sr. Notes - 5.3% AMD 8.125% Sr. Notes - 6.3% Amkor 7.375% Sr. Notes - 6.7% Date STATS 7.5% Amkor 7.375% AMD 8.125% AMD 7.75% Magnachip 10.5% Freescale 9.25% Freescale 10.125% Freescale 10.75% NXP 9.5% NXP 9.75% 12/31/2009 0.08254 0.14798 0.1326 1/4/2010 0.07882 0.14395 0.1305 1/5/2010 0.07882 0.13808 0.1278 1/6/2010 0.07776 0.13555 0.1257 1/7/2010 0.07775 0.13336 0.1244 1/8/2010 0.07775 0.13181 0.1244 1/11/2010 0.07881 0.13182 0.1244 1/12/2010 0.07881 0.13245 0.1258 1/13/2010 0.07881 0.13247 0.1258 1/14/2010 0.0788 0.13467 0.1272 1/15/2010 0.08145 0.13786 0.1286 1/19/2010 0.08188 0.13949 0.1286 1/20/2010 0.08188 0.14247 0.128 1/21/2010 0.08188 0.1465 0.13 1/22/2010 0.0832 0.15308 0.1386 1/25/2010 0.0832 0.15666 0.1386 1/26/2010 0.08298 0.15417 0.1379 1/27/2010 0.08298 0.15207 0.1365 1/28/2010 0.08094 0.14965 0.1351 1/29/2010 0.08094 0.1476 0.1351 2/1/2010 0.08188 0.14761 0.1358 2/2/2010 0.08144 0.1483 0.1358 2/3/2010 0.08144 0.14697 0.1344 2/4/2010 0.08232 0.14904 0.1373 2/5/2010 0.08364 0.1561 0.1448 2/8/2010 0.08364 0.15976 0.1448 2/9/2010 0.08342 0.15904 0.1448 2/10/2010 0.08544 0.16546 0.1495 2/11/2010 0.08454 0.17328 0.1495 2/12/2010 0.08454 0.1733 0.1495 2/16/2010 0.08544 0.17015 0.148 2/17/2010 0.08276 0.16632 0.145 2/18/2010 0.08276 0.1618 0.142 2/19/2010 0.08276 0.15922 0.1376 2/22/2010 0.08232 0.15668 0.1333 2/23/2010 0.07984 0.15925 0.1333 2/24/2010 0.07929 0.16007 0.1341 2/25/2010 0.07929 0.15935 0.1363 2/26/2010 0.07929 0.15716 0.1292 3/1/2010 0.07929 0.15216 0.1292 3/2/2010 0.07902 0.14593 0.1264 3/3/2010 0.07766 0.14326 0.1264 3/4/2010 0.07766 0.1426 0.1251 3/5/2010 0.07551 0.14029 0.1224 3/8/2010 0.07285 0.13899 0.119 3/9/2010 0.07285 0.13868 0.119 3/10/2010 0.07311 0.13741 0.1184 3/11/2010 0.0731 0.13839 0.1197 3/12/2010 0.0731 0.13873 0.1184 3/15/2010 0.07336 0.13874 0.1197 3/16/2010 0.07442 0.13941 0.1204 3/17/2010 0.07441 0.13911 0.1185 3/18/2010 0.07441 0.13716 0.1185 3/19/2010 0.07414 0.13524 0.1185 3/22/2010 0.0744 0.13621 0.1205 3/23/2010 0.07414 0.13623 0.1172 3/24/2010 0.07413 0.13529 0.1152 3/25/2010 0.07439 0.1337 0.1113 3/26/2010 0.07596 0.13268 0.1106 3/29/2010 0.076 0.12777 0.1007 3/30/2010 0.07545 0.12506 0.0983 3/31/2010 0.07545 0.1272 0.0983 4/1/2010 0.07599 0.12844 0.1007 4/5/2010 0.07653 0.12752 0.1007 4/6/2010 0.07626 0.12815 0.101 4/7/2010 0.07762 0.12694 0.1007 4/8/2010 0.07762 0.12543 0.102 4/9/2010 0.07761 0.10047 0.12483 0.1013 4/12/2010 0.07761 0.10047 0.08949 0.12423 0.0995 4/13/2010 0.07734 0.10047 0.09112 0.12394 0.0995 4/14/2010 0.07651 0.10046 0.08975 0.12186 0.0995 4/15/2010 0.07597 0.09784 0.08975 0.1198 0.0983 4/16/2010 0.07597 0.09629 0.08975 0.1204 0.1014 4/19/2010 0.07488 0.09577 0.08975 0.12159 0.0983 4/20/2010 0.07488 0.095 0.09317 0.12219 0.0983 4/21/2010 0.07433 0.09473 0.08892 0.11925 0.0977 4/22/2010 0.07433 0.09473 0.08946 0.11896 0.0995 4/23/2010 0.07433 0.09473 0.08729 0.11463 0.0971 4/26/2010 0.07459 0.09447 0.08541 0.1104 0.0965 4/27/2010 0.07378 0.09421 0.08621 0.10957 0.0971 4/28/2010 0.07458 0.09419 0.08728 0.11014 0.0971 4/29/2010 0.0754 0.09394 0.08674 0.10931 0.0995 4/30/2010 0.0754 0.09419 0.08673 0.10959 0.1001 5/3/2010 0.0714 0.07649 0.09418 0.087 0.10987 0.1001 5/4/2010 0.0714 0.07704 0.09418 0.08781 0.11015 0.102 5/5/2010 0.0727 0.07704 0.09468 0.08998 0.11383 0.1032 5/6/2010 0.07348 0.07759 0.0957 0.09338 0.11876 0.1096 5/7/2010 0.07348 0.08235 0.09829 0.09544 0.12505 0.1149 5/10/2010 0.07348 0.08555 0.09829 0.09315 0.12415 0.1135 5/11/2010 0.07437 0.08509 0.09881 0.09429 0.12476 0.1162 5/12/2010 0.0748 0.08372 0.09933 0.09135 0.12176 0.1142 5/13/2010 0.0748 0.08066 0.09932 0.09025 0.1188 0.1123 5/14/2010 0.07758 0.07842 0.10038 0.09135 0.12088 0.1163 5/17/2010 0.07955 0.08191 0.09985 0.09292 0.12451 0.1203 5/18/2010 0.07955 0.08146 0.09985 0.0927 0.12821 0.121 5/19/2010 0.07955 0.08146 0.09984 0.09269 0.13363 0.1211 5/20/2010 0.07955 0.08304 0.09984 0.09544 0.14428 0.1317 5/21/2010 0.08178 0.08442 0.09983 0.09637 0.14498 0.1376 5/24/2010 0.08313 0.08373 0.09983 0.09684 0.14396 0.1369 Debt yields for semiconductor credits continue to tighten alongside the broader market MagnaChip 10.50% Sr. Notes - 9.6% Freescale 10.125% Sr. Sub. Notes-10.9% Freescale 10.75% Sr. Notes-10.0% NXP 9.5% Sr. Notes - 8.2% YTW 32

The LBO financing markets have been receptive to a range of technology-related businesses Mid-Sized Technology-Related LBO Activity Recent Mid-Sized Technology-Related LBO Transactions 33

Ownership Profile

Shakespeare Ownership Overview ___________________________ Source: LionShares data as of 10/25/10. Percentage owned based on common shares outstanding. Growth includes GARP and Aggressive Growth. Value includes value and deep value investors. 2Q10 Ownership and Investor Style Breakdown (2) Current Ownership Summary Top 10 Institutional Shareholders and Insiders (1) Top 10 Institutional Shareholders and Insiders Evolution Top ten institutional and insider holders have ~47% stake Type Amount Growth 97 Value 74 Index 5 Yield 3 Type Amount Institution 82.08 Insider 7.95 Retail 9.97 34

Special Committee Decision Framework and Go-Shop Overview

Special Committee Decision Framework

Barclays Capital will help frame the issues and provide the Special Committee with the context and tools to determine a course of action



Internal Due Diligence, Valuation and Alternatives Assessment (1 – 2 weeks)
High Level Diligence (1 – 2 weeks)
Evaluate Offers (1 week)
Reject Offers "Just Say No"
Cont. Sale Process
Status Quo
Detailed Due Diligence and Contracts (2 – 3 weeks)
Stop
Negotiate Initial Offer (1 week)
Negotiations with third party (1 week)
Accept (Announce) / Reject

- Bankers
- Barclays Capital leverage finance for leverage view only
- Mgmt. SWAT
- Execute NDAs with Sponsors
- Begin preparing dataroom

- 3 – 6 Sponsors
- Consider process confidentiality as well as Sponsor need to partner
- No financing sources
- Grant limited access to data

- Indications of Interest
- Evaluate Strategic participation
- Assess probabilities, feasibilities, synergies, impact on business, speed, confidentiality and competitive impact on process
- *Decide Go / No Go*

- Focused buyer group
- Financing sources, on limited basis
- Full dataroom access
- Refine SPA and schedules
- Circulate draft SPA

- Final bids (1 – 2 parties)
- Review financing commitment partners
- Key contractual issues (go-shop, break-up Fees, MAC, closing conditions)
- *Decide Go / No Go*

- Fairness opinion
- Script communication to public
- Sign SPA
- Announce Transaction

Organize **Analyze** **Optimize**

BARCLAYS CAPITAL

35

In the first modern go-shop to result in a superior proposal, Barclays Capital advised the Special Committee of Triad Hospitals in its negotiations with CCMP and Goldman Sachs Capital Partners (GSCP) These negotiations resulted in an agreement by CCMP and GSCP to acquire Triad for $6.4 billion or $50.25 per share The negotiations also provided Triad the ability to solicit alternative proposals during a 40-day post- signing go-shop period During the go-shop period, Barclays Capital contacted numerous parties and ultimately negotiated a superior transaction with Community Health Systems On March 19, 2007, Community Health agreed to acquire Triad for $6.8 billion or $54.00 per share, a premium of 7.5% to the original proposal by CCMP and GSCP at a premium of 24.8% to the unaffected price - the go-shop created $400 million of value for Triad shareholders Special Committee Advisor has been acquired by In 2009, Barclays Capital conducted a negotiated sale of the iShares business owned by Barclays Plc to CVC Capital Partners for $4.4 billion which was announced in April 2009 It was critical to secure the CVC Capital transaction but also critical to provide Barclays Plc the ability to entertain proposals to generate more shareholder value To provide this flexibility, Barclays Capital negotiated a 45-day go-shop period allowing it to solicit alternative proposals for iShares or related businesses, including Barclays Wealth; this is a rare example of a go-shop feature negotiated in the disposal of a captive subsidiary In June 2009, Barclays entered into a transaction to sell Barclays Wealth (including iShares) to BlackRock for $13.5 billion Expertise in Conducting "Go-Shops" to Maximize Shareholder Value Financial Advisor has been acquired by Notable Successful Go-Shops Conducted by Barclays Capital 36

Time Period to Solicit Alternative Proposals Absolute number of days Preparation of seller Prospective buyers identified and contacted immediately following announcement Confidentiality agreements distributed and negotiated immediately Selling information / materials prepared and ready for distribution (Descriptive Memorandum, Data Room, Management Presentation) Required content / form of proposal to qualify a buyer for continued discussions Financing Availability of comparable financing for prospective buyers Ensure presumptive buyer has not locked up financing sources Ensure diligence information is ready / appropriate for financing sources Ensure internal approval process of financing sources is factored into time negotiated to solicit proposals Voting / Support Agreements Terms under which a large shareholder will support an alternative proposal Management Support Availability of management to participate in alternative transaction Scope of Allowed Transactions Whether to allow parts of business to be sold separately Tax considerations crucial Break-up Fee Absolute amount of fee relative to size of transaction during go-shop period Right to Match Structuring Right-to-Match to ensure prospective buyers believe competition will be fair Critical Factors in Structuring an Effective Go-Shop Process Considerations Factors 37

Go-shop provision offers an alternative to a pre-signing market check Go-Shop Provisions in Merger Agreements Go-shop is an exception to the no-shop, which allows the seller to actively seek, discuss and negotiate an alternative transaction with a third party for a specified period of time (go-shop window) after the merger agreement is signed Used in situations where the board did not have an opportunity to conduct an auction or a market check before signing the agreement Break-up fees in the go-shop window may be lower than break-up fees in subsequent no-shop periods Contractual terms vary around an acquirors' rights during a go-shop period Level of disclosure regarding discussions with other parties Whether target has any duty to negotiate with acquiror if an alternative proposal is received A more common exception to the no-shop is a Window-Shop provision Allows the seller to discuss and negotiate unsolicited offers under certain circumstances Go-Shop Provisions No-shop provision is a covenant in merger agreement that restricts the seller from the following activities with other potential acquirors after the merger agreement is signed: Soliciting alternative transactions Furnishing or providing information Initiation or encouraging discussions Continuing ongoing discussions Waiving outstanding standstill agreements Typically accompanied with a "fiduciary out" to allow activities that are deemed to be required by board's fiduciary duties No-Shop Provisions Go-Shop Provisions Since Beginning of 2007 (1) Deals Go-Shop Provisions 71 No-Shop Provisions 495 Item C 35 Item D 35 Item E 35 Item F 35 # of Go-Shops Deals Sponsors 60 Strategic 11 Item C 35 Item D 35 Item E 35 Item F 35 # of Strategic Go-Shops Deals <= 30 Days 26 31 - 40 Days 18 41 - 45 Days 15 46 - 60 Days 12 Item F 35 Length of Go-Shop Window ___________________________ Source: MergerMetrics. Data based on U.S. targets above $100 million from 1/1/2007 - 10/13/2010, and cash only offers. Median = 40 days 38

Comparable Companies

Comparable Company Analysis Trading Metrics __________________________ Source: FactSet, Company filings, Wall Street research. Market data as of 10/25/2010. Note: NM denotes negative values. Operating Metrics 39

Disclaimer This document has been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC ("Barclays"), for information purposes only. This document is an indicative summary of the terms and conditions of the securities/transaction described herein and may be amended, superseded or replaced by subsequent summaries. The final terms and conditions of the securities/transaction will be set out in full in the applicable offering document(s) or binding transaction document(s). This document shall not constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities described herein, which shall be subject to Barclays' internal approvals. No transaction or services related thereto is contemplated without Barclays' subsequent formal agreement. Barclays is not acting as a fiduciary. Accordingly you must independently determine, with your own advisors, the appropriateness for you of the securities/transaction before investing or transacting. Barclays accepts no liability whatsoever for any consequential losses arising from the use of this document or reliance on the information contained herein. Barclays does not guarantee the accuracy or completeness of information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources. Any data on past performance, modelling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modelling or back-testing or any other information contained herein. All opinions and estimates are given as of the date hereof and are subject to change and Barclays assumes no obligation to update this document to reflect any such changes. The value of any investment may fluctuate as a result of market changes. The information herein is not intended to predict actual results and no assurances are given with respect thereto. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. Barclays, its affiliates and the individuals associated therewith may (in various capacities) have positions or deal in transactions or securities (or related derivatives) identical or similar to those described herein. IRS Circular 230 Disclosure: Barclays Capital and its affiliates do not provide tax advice. Please note that (i) any discussion of U.S. tax matters contained in this communication (including any attachments) cannot be used by you for the purpose of avoiding tax penalties; (ii) this communication was written to support the promotion or marketing of the matters addressed herein; and (iii) you should seek advice based on your particular circumstances from an independent tax advisor. BARCLAYS CAPITAL INC., THE UNITED STATES AFFILIATE OF BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, ACCEPTS RESPONSIBILITY FOR THE DISTRIBUTION OF THIS DOCUMENT IN THE UNITED STATES. ANY TRANSACTIONS BY U.S. PERSONS IN ANY SECURITY DISCUSSED HEREIN MUST ONLY BE CARRIED OUT THROUGH BARCLAYS CAPITAL INC., 200 PARK AVENUE, NEW YORK, NY 10166. NO ACTION HAS BEEN MADE OR WILL BE TAKEN THAT WOULD PERMIT A PUBLIC OFFERING OF THE SECURITIES DESCRIBED HEREIN IN ANY JURISDICTION IN WHICH ACTION FOR THAT PURPOSE IS REQUIRED. NO OFFERS, SALES, RESALES OR DELIVERY OF THE SECURITIES DESCRIBED HEREIN OR DISTRIBUTION OF ANY OFFERING MATERIAL RELATING TO SUCH SECURITIES MAY BE MADE IN OR FROM ANY JURISDICTION EXCEPT IN CIRCUMSTANCES WHICH WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS AND WHICH WILL NOT IMPOSE ANY OBLIGATION ON BARCLAYS OR ANY OF ITS AFFILIATES. THIS DOCUMENT DOES NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO AN INVESTMENT IN THE SECURITIES/TRANSACTION. PRIOR TO TRANSACTING, POTENTIAL INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE SECURITIES/TRANSACTION AND ANY APPLICABLE RISKS. Barclays Bank PLC is registered in England No. 1026167. Registered Office: 1 Churchill Place, London E14 5HP. Copyright Barclays Bank PLC, 2010 (all rights reserved). This document is confidential, and no part of it may be reproduced, distributed or transmitted without the prior written permission of Barclays. 40